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                                                                    Exhibit 23.1



                      CONSENT OF INDEPENDENT ACCOUNTANTS
                      ----------------------------------



We consent to the incorporation by reference in the Registration Statements of Aerovox Incorporated on Form S-8 (File Nos. 33-35029, 33-35030, 33-35031, 33-
68940 and 33-86092, 33-03693 and 33-11615) of our reports dated February 13,
1998, except for Note 3 for which the dates are February 27, l998 and March 11, l998, on our audits of the consolidated financial statements and the financial statement schedule of Aerovox Incorporated as of December 27, 1997 and December 28, l996, and for the years ended December 27, 1997, December 28, 1996 and December 30, 1995 which reports are included or incorporated by reference in this Annual Report on Form 10-K.


                                          BY /S/ COOPERS & LYBRAND L.L.P.
                                          -------------------------------
                                          COOPERS & LYBRAND L.L.P.



Boston, Massachusetts
March 26, 1998